Exhibit 10.18

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease"), effective on July 6, 2015, by and between 716 River Street Partners, LLC, ("Lessor") and Constellation Industries, LLC, ("Lessee");

W I T N E S S E T H:

1. Premises. Lessor, for and in consideration of the rents to be paid hereunder by Lessee, and the covenants, agreements, and stipulations to be kept and performed by Lessee, has leased and rented, and by these presents does lease and rent unto Lessee, and Lessee hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property, to-wit:

SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF

Together with a building and other improvements located on the above described property (hereinafter referred to as the "Improvements") (said land and Improvements being hereinafter referred to as the "Premises").

2. Term. The initial term of this Lease shall begin on July 6, 2015, (the "Commencement Date") and shall end at midnight on July 31, 2020, unless sooner terminated pursuant to the terms herein set forth or renewed as provided herein.

3. Option to Renew. Lessee shall have the option to renew the lease for three (3) additional terms of five (5) years any time prior to the termination of the lease upon written notification to the Lessor not less than six (6) months prior to the expiration of the term then in effect; provided, however, that Lessee's option to renew the Lease is expressly conditioned on the absence of the existence of any default by Lessee or other ground for termination of this lease specified in Paragraph 14 hereof at the time of the exercise of such option and at the time when such renewal goes into effect.

4. Rental.

(a) Monthly rental for the Premises shall be payable in advance on the first (1st) day of each month during the term hereof, with a prorated rent for the short month following the Commencement Date. The base rental shall be $18,562.50 per month. In the event that the Lessee elects to exercise any renewal option, the base rent shall be changed by the same percentage change by the change in the Consumer Price Index published by the federal government for the Atlanta metropolitan region between June 30, 2015, and at June 30th at the end of the term being renewed.

(b) The rent shall be absolutely net to Lessor. Lessor shall not be required to make any repairs or improvements to the Premises, nor to maintain the Premises nor to incur any expense in connection therewith. Lessee shall pay as additional rent hereunder all charges against the Premises, including all charges for water, gas, electricity, fuel, light, power and sewer relating to the Premises or used by Lessee or parties claiming under Lessee.

(c) If Lessee does not promptly pay on or within five (5) days after the due date thereof the monthly rental referred to in Paragraph 4(a), Lessee shall pay, in addition to such monthly rental, a late payment premium of five percent (5%) of the monthly rental owing.

(d) If Lessee does not promptly pay on or before the due date thereof any of the charges referred to in Paragraph 4(b), or if Lessee does not promptly pay on or before the date specified in Paragraph 5(a) any Imposition to be paid by Lessee as provided in Paragraph 5(a), or if Lessee does not within the time provided pay any other amount required to be paid by Lessee under the provisions of this Lease, then, ten (10) days after giving written notice to Lessee, if Lessee fails to pay such amounts within the same ten (10) day period, Lessor may, at Lessor's option, pay the same, together with any interest or penalty, and Lessee shall immediately upon demand, pay all such amounts to Lessor, including reasonable attorney's fees, which shall not exceed fifteen percent (15%) of the amount so paid as additional rent, together with interest thereon at the rate of nine percent (9%) per annum, or such higher rate as may from time to time be charged by Lessor and allowable under the laws of Georgia.

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(e) If the Commencement Date does not fall on the first day of a calendar month, the rent for the first calendar month of the term of this Lease shall be pro-rated between Lessor and Lessee.

5. Real Estate Taxes and Assessments.

(a) Lessee shall pay or cause to be paid on or before the last day on which they may be paid without penalty or interest all real estate and personal property taxes and assessments and other governmental levies which may be levied or assessed upon the Premises during the term of this Lease, including any tax imposed in lieu of existing ad valorem taxes, all of which are herein collectively called "Impositions"; provided that if any Imposition may be paid in installments, Lessee may pay or cause to be paid each such installment on or before the last day upon which it may be paid without penalty. Lessee shall, promptly following request therefor by Lessor, exhibit to Lessor for examination receipts of payment for all Impositions.

6. Use of Premises. The Premises shall be used only for the businesses of Lessee and for related purposes. The Premises shall not be used for any illegal purpose, nor in any manner to create any nuisance or trespass.

7. Repairs.

(a) Lessee shall, at its own expense, repair and maintain the roof and the structural integrity of the walls to the Premises. Lessee also shall at its own expense, keep and maintain the Premises in good order and repair all damages and Lessee further agrees to return the Premises to Lessor at the expiration or prior termination of this Lease in as good condition and repair as when first received, natural wear and tear alone excepted.

8. Insurance.

(a) So long as this Lease remains in effect, Lessee, at its expense, will maintain, or cause to be maintained with insurers approved by Lessor, which approval shall not be unreasonably withheld, such insurance on the Improvements and in such amounts as may from time to time be reasonably required by Lessor against such insurable hazards as at the time are commonly insured against in the case of premises similarly situated.

(b) All insurance required to be maintained pursuant to Paragraph 8(a) shall: (1) name Lessor and Lessee as their respective interests may appear; (2) provide that all insurance proceeds shall be payable jointly to Lessor and Lessee; and (3) provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by Lessor and Lessee.

(c) Lessee hereby releases Lessor from any and all liability or responsibility to Lessee or anyone claiming through or under Lessee by way of subrogation or otherwise for any loss or damage to property caused by fire or other casualty against which insurance is to be provided hereunder, unless such fire or other casualty shall have been caused by the fault or negligence of Lessor, or anyone for whom Lessor may be responsible. Lessee agrees that any policy carried which relates to the Premises shall include a clause or endorsement to the effect that such release shall not adversely affect or impair the coverage thereunder or prejudice the right of Lessee to recover thereunder.

(d) Lessee shall upon request deliver proof reasonably satisfactory to Lessor of all insurance policies with respect to the Premises which Lessee is required to maintain pursuant to this Paragraph 8.

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9. Destruction or Damage of Premises.

(a) If, any time during the term hereof, the Improvements or any part thereof, shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance coverage was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Lessee, at Lessee's sole cost and expense, and whether or not the insurance proceeds hereinafter referred to, if any, shall be sufficient for the purpose, shall proceed with reasonable diligence (subject to unavoidable delays and a reasonable time for the purpose of adjusting such loss) to repair, alter, restore, replace or rebuild the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction, subject to such changes or alterations as Lessee may elect to make, if such changes or alterations be approved by Lessor, such approval not to be unreasonably withheld. Such repairs, alterations, restoration, replacement or rebuilding, including such changes and alterations as aforementioned and including temporary repairs or the protection of other property pending the completion of any thereof, are sometimes referred to in this Paragraph as the "Work".

(b) All insurance proceeds received by Lessor on account of any damage to or destruction of the Improvements or any part thereof (less the costs, fees, and expenses incurred by the Lessor in the collection thereof, including, without limitation, adjusters' fees and expenses and attorneys' fees and expenses) shall be applied as follows: Unless Lessee is in default hereunder or if any ground for termination specified in Paragraph 14 shall have occurred and be continuing (regardless of any right which Lessee may have, if any, to notice or an opportunity to cure same), such proceeds shall be paid to Lessee or as Lessee may direct, from time to time as the Work progresses, to pay (or reimburse Lessee for) the cost of the Work, upon written request of Lessee accompanied by evidence satisfactory to Lessor that the amount requested has been paid or is then due and payable and is properly a part of such cost, that there are no mechanics' or similar liens, whether inchoate or otherwise, for labor, services or materials theretofore supplied in connection with the Work and that all other bills have been paid and that the balance of said proceeds after making the payment requested will be sufficient to pay the balance of the cost of the Work. Notwithstanding the above, Lessor may disburse such proceeds directly to the persons entitled to same. Upon receipt by Lessor of evidence satisfactory to Lessor that the Work has been completed and the cost thereof paid in full, and that there are no mechanics' or other similar liens, whether inchoate or otherwise, for labor, services or materials supplied in connection therewith, then, unless Lessee is in default hereunder or if any ground for termination specified in Paragraph 14 shall have occurred and be continuing (regardless of any right which Lessee may have, if any, to notice or an opportunity to cure same), the balance, if any, of such proceeds shall be paid to Lessee or as Lessee may direct; otherwise, the net insurance proceeds may be first used to cure such default or such ground for termination if susceptible to being so used, and the balance applied to any future rentals in the order determined by Lessor with any balance thereafter remaining paid to Lessee. If the net insurance proceeds shall be insufficient to pay the entire cost of the Work, Lessee shall supply the amount of such deficiency and shall first apply the same to the payment of the cost of the Work before calling upon Lessor for disbursement of the insurance proceeds as herein provided.

(c) Under no circumstances shall Lessor be obligated to make any payment, disbursement or contribution toward the cost of the Work other than making available such proceeds. If Lessee shall fail to comply with any of the provisions of subsections (a) or (b) above, Lessor shall notify Lessee of such default and thereafter, in addition to any other remedies Lessor may have, may refuse to make any payment hereunder and may apply such proceeds in any order Lessor may in his sole discretion elect, toward the payment of all or any part of the cost of the Work or the discharge of any obligation of Lessee under this Lease.

10. Indemnity. Lessee agrees to indemnify and save harmless the Lessor against all claims relating to damage to persons or property by reason of Lessee's use or occupancy of the Premises, and all expenses incurred by Lessor with respect thereto, including but not limited to attorney's fees and court costs.

11. Governmental Orders. Lessee agrees, at its own expense, promptly to comply with all requirements of any legally constituted public authority.

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12. Condemnation. If the whole of Premises, or such portion thereof as will make Premises unusable for the purposes herein leased, be condemned or taken by any legally constituted authority for any public use or purpose, then in either of such events this Lease shall terminate from the time when possession thereof is taken by public authorities, and rent and other charges hereunder shall be accounted for as between Lessor and Lessee as of that date. Such termination, however, shall be without prejudice to the rights of both Lessor and Lessee to recover compensation and damage caused by condemnation from the condemnor.

13. Removal of Fixtures. Lessee may (if not in default hereunder) prior to, and within ten (10) days after the expiration of the term hereof, remove all fixtures and equipment which Lessee has placed in the Premises, provided Lessee repairs all damage to the Premises caused by such removal.

14. Cancellation of Lease. In the event the Lessee shall default in the payment of any rent or any additional rent, when due, and fails to cure said default within ten (10) days after receipt of written notice thereof from Lessor; or if Lessee shall default in any other obligation under this Lease, and shall fail to cure said default within thirty (30) days after receipt of written notice thereof from Lessor, or if Lessee is adjudicated bankrupt; or if a permanent receiver is appointed for Lessee's property and such receiver is not removed within sixty (60) days after written notice from Lessor to Lessee to obtain such removal; or if, whether voluntarily or involuntarily, Lessee takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, or may be, reduced or payment thereof deferred, and such proceeding is not dismissed within sixty (60) days after written notice from Lessor to Lessee to obtain such dismissal; or if Lessee makes an assignment for benefit of creditors; or if Lessee's effects should be levied upon or attached under process against Lessee, which is not satisfied or dissolved within thirty (30) days after written notice from Lessor to Lessee to obtain satisfaction thereof; then and in any of said events, Lessor at its option may at once, or at any time during the continuance of such default or condition, terminate this Lease by written notice to Lessee and this Lease shall end. If Lessee shall be in default in performing any of the terms or provisions of this Lease, other than the provisions requiring the payment of rent or additional rent, and shall fail to cure any such default within thirty (30) days (or such longer period as may be reasonably necessary) after receipt of written notice of default from the other party, Lessor may perform or procure the performance of the obligation of Lessee and all costs incurred in curing such default, including reasonable attorney's fees, shall be payable on demand. After an assignment of this entire Lease, the occurring of any of the foregoing defaults or events shall affect this Lease only if caused by, or happening to, the assignee. Upon such termination by Lessor, Lessee will at once surrender possession of the Premises to Lessor and upon demand of Lessor, will remove all of Lessee's effects therefrom; and Lessor may forthwith re-enter the Premises and repossess Lessor thereof, and remove all persons and effects therefrom, using such force as may be necessary without being guilty to trespass, forcible entry, detainer or other tort.

15. Survival of Lessee's Obligations; Damages.

(a) No expiration or termination of this Lease pursuant to Paragraph 14 or by operation of law or otherwise shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration or termination.

(b) In the event of any such expiration or termination, or reletting pursuant to Paragraph 16, Lessee will pay to Lessor all rent, additional rent and other sums required to be paid by Lessee for the entire term of the Lease then in effect and all such payments shall be immediately due and payable. Upon payment of those rents for the entire term of the Lease then in effect, Lessor shall remit to Lessee the net proceeds, if any, of any reletting effected for the account of Lessee pursuant to Paragraph 16 after deducting from such proceeds all Lessor's expenses in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal and accounting expenses, attorney's fees and expenses, employees' expenses, promotional expenses, reasonable alteration costs, and expenses of preparation for such reletting).

16. Reletting by Lessor. If at any time Lessor is entitled to terminate this Lease pursuant to Paragraph 14, Lessor may, at Lessor's option, without prejudice to Lessor's right thereafter to terminate this Lease, enter upon and rent the Premises without advertising and by private negotiations and for any term and upon such rentals and other conditions as Lessor may determine.

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17. Entry for Carding, Etc.. Lessor may card the Premises "For Rent" or "For Sale" thirty (30) days before the expiration or termination of this Lease. Lessor may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants.

18. Quiet Enjoyment. Lessor covenants that so long as Lessee pays the rent and any additional rent hereunder and performs and observes all of the other covenants and provisions hereof, Lessee shall quietly enjoy the Premises for the term of this Lease.

19. Holding over. If Lessee remains in possession of Premises after expiration or termination of the term hereof, with Lessor's acquiescence and without any express agreement of the parties, Lessee shall be a tenant at will at the rent in effect at the end of this Lease, and there shall be no renewal of this Lease by operation of law.

20. Rights Cumulative. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive of those given by law or otherwise provided in this Lease.

21. Subordination. Lessee shall, upon the request of Lessor, subordinate its interest in the Premises to any indebtedness now existing or hereafter incurred by Lessor for which the Premises are conveyed as collateral by Lessor and to any renewal, extension, modification, consolidation, or replacement thereof and shall execute such documents as are necessary to effectuate the intent of this paragraph; provided, however, that Lessee's subordination obligation shall be conditioned upon the holder of such indebtedness agreeing to execute a commercially reasonable non-disturbance agreement.

22. Notices. Any notice given pursuant to this Lease shall be in writing and sent by registered mail to:

LESSOR:	716 River Street, LLC
2743 G.I. Maddox Parkway
Chatsworth, GA 30705

LESSEE:	Constellation Industries, LLC
2743 G.I. Maddox Parkway
Chatsworth, GA 30705

Either Lessee or Lessor may change their address for notice hereunder by giving the other party hereto written notice of such change in the manner provided herein.

23. Waiver of Rights. No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee with Lessee's obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof.

24. Time of Essence. Time is of the essence of this Lease.

25. Definitions. "Lessor" as used in this Lease shall include the herein named Lessor and said Lessor's heirs, representatives, assigns and successors in title to Premises. "Lessee" shall include the herein named Lessee and said Lessee's heirs, representatives, successors and assigns. "Lessor" and "Lessee" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

26. Assignment and Subletting. Lessee may not sublease the Premises, or any part thereof, to others, or assign this Lease or any interest hereunder, without the prior written consent of Lessor. Any assignee of Lessee approved by Lessor shall, at the sole option of Lessor, become directly liable to Lessor for all obligations of Lessee hereunder, but no assignment shall relieve Lessee of any liability hereunder unless otherwise agreed at the time of such assignment. Lessor shall have the option to assign this Lease without prior notice and consent of the Lessee. Notwithstanding the foregoing, Lessee shall have the right, without Lessor's consent, to sublet any portion of the Premises, or to assign this Lease, to any affiliate of Marquis Industries, Inc.

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27. Improvements; Alterations. Lessee acknowledges that the improvements are accepted As Is with all faults. Lessee shall be permitted to make alterations to the Premises that do not impact the structural components of the Premises without Lessor's consent.

28. Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representation, inducement, promise or agreement, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

29. Captions. The captions provided in this Lease are for reference purposes only and shall not in any way affect the meaning, content or interpretation hereof.

30. Severability. If any provision of this Lease or any paragraph, sentence, clause, phrase or word, or the application thereof in any circumstance, is held invalid or unenforceable, the validity and enforceability of the remainder of this Lease, and of the application of any such circumstances, shall not be affected thereby, it being intended that all rights, powers and privileges of Lessor hereunder shall be enforceable to the fullest extent permitted by law.

31. Purchase Option. Lessee or its assignee shall have an option to purchase the Premises during the first term of the lease. No less than thirty (30) days prior to the date on which Lessee desires to close such purchase, Lessee shall deliver to Lessor written notice of Lessee's election to exercise such purchase option, together with a commercial purchase contract common for the purchase of properties similar to the Premises in the geographic vicinity of the Premises (the "PSA"). The terms of the PSA shall include at a minimum the following: (i) the purchase price shall equal Lessor's book value for the Premises (approximately $1,550,000) on the Effective Date of this Lease, (ii) all actual or potential claims for indemnification for environmental matters as set forth in this Lease (including those set forth in Section 32) are waived by Lessee and the Lessee Indemnitees (as defined below) and Lessee agrees to hold Lessor harmless from environmental claims from any source; and (iii) all closing costs shall be paid by the parties as is custom for the geographic vicinity of the Premises.

32. Environmental.

(a) As used in this Section 32, the following terms have the following meanings: (i) "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of other actual or threatened danger to human health or the environment, including without limitation, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act; (ii) "Hazardous Materials" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil, flammable explosives and other materials, radioactive materials (excluding radioactive materials in smoke detectors), polychlorinated biphenyls, lead, asbestos or asbestos containing materials in any form that is or could become friable, hazardous waste, toxic or hazardous substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise including, but not limited to, those materials defined as "hazardous substances," "extremely hazardous substances," "hazardous chemicals," "hazardous materials," "toxic substances " "solid waste " "toxic chemicals " "air pollutants" "toxic" "pollutants," "hazardous wastes," "extremely hazardous waste," or "restricted hazardous waste" by any Environmental Law or regulated by any Environmental Law in any manner whatsoever, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Premises for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws; (iii) "Legal Action" means any claim, suit or proceeding, whether administrative or judicial in nature; (iv) "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense); and (v) "Release" with respect to any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

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(b) Lessor covenants and agrees, at the Lessor's sole cost and expense, to protect, defend, indemnify, release and hold Lessee and its officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries (collectively, the "Lessee Indemnitees") harmless from and against any and all Losses imposed upon or incurred by or asserted against any Lessee Indemnitees and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under the Premises as of the Commencement Date; (ii) any Release of any Hazardous Materials in, on, above, under or from the Premises prior to the Commencement Date; (iii) any remediation of any Hazardous Materials located in, under, on or above the Premises prior to the Commencement Date, including but not limited to any removal, remedial or corrective action; and (iv) any non-compliance or violations of any Environmental Law (or permits issued pursuant to any Environmental Law) in connection with the Premises or operations thereon prior to the Commencement Date, including but not limited to any failure by Lessor, any person or entity affiliated with the Lessor, and prior owner or occupant of the Premises to comply with any order of any governmental authority in connection with any Environmental Law.

(c) Notwithstanding anything in this Section 32 to the contrary, there shall be no claim for indemnification under Section 32(b) until the Loss, individually or in the aggregate with other Losses and/or any SPA Losses (as defined below), exceeds One Hundred Thousand Dollars ($100,000), but once that Loss threshold is achieved, all Losses shall be subject to Indemnification from the first dollar. "SPA Losses" means those indemnifiable Losses in respect of indemnification under clause (a) of the opening paragraph of Section 10 of the Purchase Agreement dated the date hereof by and among LiveDeal, Inc., Marquis Affiliated Holdings LLC, Marquis Industries, Inc., Timothy A. Bailey, Larry Heckman, David Stokes, and Mark Rowland (the "SPA").

(d) Lessee shall not make, store, use (except for storage or use incidental to use in its own business, which storage shall not have a cost of removal or clean up in excess of Five Thousand Dollars ($5,000.00)), treat, release or dispose of any hazardous substances, pollutants or other contaminants on or under the Premises. "Hazardous substances," "pollutants" and other "contaminants," are defined in the federal Comprehensive Environmental Response, Compensation and Liability Act. Lessee shall indemnify and hold Lessor harmless from and against all loss, damages, fines, penalties, liability and expenses (including but not limited to reasonable attorneys' fees and costs of investigation and litigation) caused by or in any manner arising from such substances placed on or under the Premises by Lessee.

(e) The indemnity provisions of this Section 32 shall survive the termination of the Lease.

33. Authority. Lessor and Lessee each represent and warrant to the other that they have legal authority and all necessary consents to enter into, be bound by and perform under this Lease. Lessor represents and warrants that it has good and marketable title to the Premises, and that there are no third parties with any rights or interests in or to use of the Premises.

34. Governing Law and Binding Effect. The interpretation and enforcement of this Lease shall be governed by and construed in accordance with the laws of the State of Georgia and shall bind, and the benefits and advantages shall inure to and be enforceable by the Lessor and Lessee as well as their respective personal representatives, heirs, successors and assigns.

35. Disputes. All disputes between the parties shall be governed by Section 14.08 of the SPA.

36. Counterparts. This Lease may be executed in one or more duplicate counterparts, each of which shall when taken together be deemed to be a fully executed original.

[Rest of this page left intentionally blank.]

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Each of the equity holders of Lessor hereby executes this Lease for the sole purpose of hereby unconditionally and irrevocably guaranteeing the indemnification and payment obligations of Lessor hereunder.

/s/ Timothy A. Bailey

Timothy A. Bailey

/s/ Larry Heckman

Larry Heckman

/s/ David Stokes

David Stokes

/s/ Mark Rowland

Mark Rowland

The undersigned indirect parent entity of Lessee hereby executes this Lease for the sole purpose of acknowledging and agreeing to the provisions set forth in Sections 31 and 32 of this Lease.

Marquis Affiliated Hold ings LLC

By: /s/ Jon Isaac

       Jon Isaac, President and

       Chief Executive Officer

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EXHIBIT "A"

ALL THAT TRACT OR PARCEL of land lying and being in Land Lot No. 242 in the 14th District and 3rd Section of Gordon County, Georgia, and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING; Commence at the intersection of the centerline of River Street with the centerline of Oak Street; running thence South 01 degree 28 minutes 12 seconds West a distance of 1089.55 feet to an iron pin and the TRUE POINT OF BEGINNING; thence South 02 degrees 53 minutes 05 seconds East a distance of 341.57 feet to an iron pin; thence South 28 degrees 42 minutes 09 seconds East a distance of 34.44 feet to an iron pin; thence South 02 degrees 45 minutes 09 seconds East a distance of 84.14 feet to an iron pin; thence North 86 degrees 55 minutes 51 seconds East a distance of 20.19 feet to an iron pin; thence North 02 degrees 49 minutes 07 seconds West a distance of 42.25 feet to an iron pin located on the western right of way of River Street (having a 100-foot right of way); thence following said right of way of River Street following the arc of a curve to the left an arc distance of 68.71 feet (said arc having a radius of 1959.86 feet and being subtended by a chord bearing South 12 degrees 11 minutes 13 seconds East a chord distance of 68.71 feet to an iron pin; thence leaving said right of way of River Street, running South 86 degrees 03 minutes 17 seconds West a distance of 630.92 feet to an iron pin; thence North 00 degrees 17 minutes 16 seconds West a distance of 489.54 feet to an iron pin; thence North 86 degrees 37 minutes 17 seconds East a distance of 562.50 feet to an iron pin and the POINT OF BEGINNING.

SAID TRACT OR PARCEL containing 6.46 Acres.

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